Exhibit 99.3

SHAREHOLDER INFORMATION

Statement of Issued Securities at 12 October 2011

(a)	There are 1,750,171,230 fully paid ordinary shares and 246,341,422 options on issue which are quoted on the Australian Stock Exchange.
(b)	Members are entitled to one vote for each share held.
(c)	The twenty largest shareholders hold 70.88% of the Company’s issued capital.

Distribution of Securities

Spread of Securities	Number of Shareholders	Number of Listed Option Holders	Number of Unlisted Option Holders
1 - 1,000	902	54	-
1,001 - 5,000	538	101	-
5,001 - 10,000	473	73	-
10,001 - 100,000	1,951	328	-
100,001 - and over	926	307	16
	4,790	863	16

There are 1,296 shareholders who do not hold a marketable parcel of shares.

The following details appear in the company’s register of Substantial Shareholdings at 12 October 2011.

Substantial Shareholder	No. of Shares	Percentage
Nil

Twenty Largest Shareholders

Number	Registered Holder	Number of Shares	%
1	National Nominees Pty Ltd	1,056,614,004	60.37
2	JP Morgan Nom Aust Ltd	23,152,371	1.32
3	HSBC Custody Nom Aust Ltd	19,116,390	1.09
4	Flush Nom PL	16,525,789	0.94
5	NEFCO Nom PL	14,889,467	0.85
6	Macquarie Bank Limited	11,800,000	0.67
7	Vulcan Cust Ltd	9,880,000	0.56
8	JP Morgan Nom Aust Ltd Cash Income A/C	9,857,409	0.56
9	Citicorp Nom PL	9,292,819	0.53
10	Ehrlich Joshua	9,100,000	0.52
11	Paesler C B & A	9,000,000	0.51
12	David Chadd	8,000,000	0.46
13	Neptune Drilling PL	7,000,000	0.40
14	Lewis Loma Dawn	6,000,000	0.34
15	Barr Super PL	5,818,000	0.33
16	Wilson C J & Chang W M J	5,330,882	0.30
17	Comware Aust PL	5,200,000	0.30
18	Ogilvie Robin D & J A	5,076,205	0.29
19	Kuti Gabriel Louis & T	4,845,079	0.28
20	Christopher Lawson	4,500,000	0.26
Total		1,240,998,414	70.88%

INDEPENDENT AUDIT REPORT
for the year ended 30 June 2011

Twenty Largest Listed Option Holders

Number	Registered Holder	Number of Shares	%
1	Vogliotti Peter Anthony	10,000,000	4.06
2	O’Brien John W & M A	7,125,000	2.89
4	Murphy Edward James	5,826,217	2.37
3	Crute Peter John	5,586,951	2.27
5	Paesler C B & A	5,400,000	2.19
6	Wilson C J & Chang W M J	4,000,000	1.62
7	Connellan Desmond	3,865,543	1.57
8	Pinto Carla Camille	3,540,000	1.44
9	Brown Kevin Albert	3,460,000	1.40
10	Verma Ashok	3,224,996	1.31
11	Banks Dennis & Janine	2,832,256	1.15
12	P M B Corp PL	2,761,000	1.12
13	Bell Potter Nom Ltd	2,747,228	1.12
14	Kampar PL	2,638,251	1.07
15	Chagai Hldgs PL	2,500,000	1.01
16	Etrade Clearing LLC	2,411,904	0.98
17	Beira PL	2,400,000	0.97
18	Spence David	2,400,000	0.97
19	Grauaug Rebekah Suzzane	2,355,351	0.96
20	Harapin Diane Gail	2,200,000	0.89
Total		77,274,697	31.36